As filed with the Securities and Exchange Commission on August 25, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEQUANS COMMUNICATIONS S.A.
(Exact name of registrant as specified in its charter)

French Republic	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
15-55 boulevard Charles de Gaulle
92700 Colombes, France
Telephone: +33 1 70 72 16 00
(Address and telephone number of Registrant’s principal executive offices)
GKL Corporate/Search, Inc.
One Capitol Mall, Suite 660
Sacramento, California 95814
Telephone: +1 916 442 7652
(Name, address, and telephone number of agent for service)
Copies to
Steven E. Siesser
Brooke A. Gillar
Daniel L. Forman
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 262-6700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus which covers the offer, issuance and sale by us of the securities identified below from time to time in one or more offerings; and
•the at market sales agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of $200 million of American Depositary Shares representing Ordinary Shares that may be issued and sold under a sales agreement with Roth Capital Partners LLC, Citizens JMP Securities, LLC, Lake Street Capital Markets, LLC, and Northland Securities, Inc.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at market sales agreement prospectus immediately follows the base prospectus.
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PROSPECTUS
SEQUANS COMMUNICATIONS S.A.
Ordinary Shares
American Depositary Shares Representing Ordinary Shares
Preferred Shares
Warrants to Purchase Ordinary Shares, Preferred Shares, or American Depositary Shares
Units
We may offer, issue and sell from time to time the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.
Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be permitted to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information,” before you make your investment decision.
American Depositary Shares (each an “ADS” and collectively, our “ADSs”) representing our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “SQNS.” Each ADS will represent ten ordinary shares, nominal value €0.01 per share. On August 22, 2025, the last reported sale price of our shares on the NYSE was $1.03, per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities market or other exchanges of the securities, if any, covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The names of any underwriters, agents or dealers will be included in a prospectus supplement. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties incorporated by reference under the heading “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We will only sell securities pursuant to this prospectus for which preferential subscription rights have been waived by our shareholders in accordance with French law.
Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liberties under U.S. federal securities law may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside the United States, and a portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 25, 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form F-3 that we filed with the SEC, using an automatic “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time sell our securities described in this prospectus in one or more offerings. No limit exists on the aggregate number or amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Under this shelf registration process, we may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold.
Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Risk Factors,” “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but you should refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:
•“we,” “us,” “our company,” “the Company,” “the registrant,” “our,” “SQNS” and similar phrases refer to Sequans Communications S.A. and its subsidiaries;
•“shares” refer to our ordinary shares;
•all references to the “Euro” or “€” are to the euro currency of the European Union and references to “U.S. dollars,” “dollars” or “$” are to Unites States dollars; and
•discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the documents incorporated herein by reference, may contain projections and forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement, and the documents incorporated herein by reference, including statements regarding our future results of operations and financial positions, business strategy, financing plans, including our ability to issue additional equity or debt to finance our continued operations, our ability to enter into new strategic agreements, the exploration of strategic options, expectations for massive Internet-of-Things (“IoT”) sales, the impact of inventory in our customers’ supply chain on customer demand, our ability to convert our pipeline to revenue, our ability to maintain the NYSE listing of the ADS, and our objectives for future operations, are forward looking statements. These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation:
•our ability to enter into a strategic transaction or secure financing necessary to continue to operate our business;
•our ability to successfully implement our Bitcoin treasury strategy;
•the contraction or lack of growth of markets in which we compete and in which our products are sold;
•unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expense;
•our inability to adjust spending quickly enough to offset any unexpected revenue shortfall;
•delays or cancellations in spending by our customers;
•unexpected average selling price reductions;
•the significant fluctuation to which our quarterly revenue and operating results are subject due to cyclicality in the wireless communications industry and transitions to new process technologies;
•our inability to anticipate the future market demands and future needs of our customers;
•our inability to achieve new design wins or for design wins to result in shipments of our products at levels and in the timeframes we currently expect;
•our inability to enter into and execute on strategic alliances;
•our ability to meet performance milestones under strategic license agreements;
•the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•the impact of the Ukraine-Russia conflict on our independent contractors located in Ukraine and the Israeli-Hamas conflict on our employees located in Israel;
•our ability to raise debt and equity financing; and
•other factors detailed in documents we file from time to time with the SEC.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. We cannot assure you that our plans, intentions or expectations will be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, whether as a result of new information, future events or otherwise.
Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC, or Form 20-F, and our other submissions to the SEC, including any Form 6-K submissions furnished by us.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Information Regarding Forward-Looking Statements.”
Overview
IoT Semiconductor Business Overview
We are a fabless designer, developer and supplier of 5G/4G semiconductors and modules fully optimized for the Internet-of-Things (IoT), to provide global connectivity solutions for large scale AI applications, such as smart mobility and logistics, smart cities, e-health and wellness, and smart homes, to name a few. Our cellular IoT technology must be extremely optimized in power consumption and cost to enable massive deployment. Our product portfolio is composed of chips, or integrated circuits (IC) of baseband processors and radio frequency (RF) transceivers, as well as modules that incorporate these chips along with radio front end subsystem, and rich software that includes advanced modem and signal processing code as well as protocol stack and higher-layer applications. We also provide advanced services and technology licensing that allows us to expand our addressable markets and further monetize our R&D investment.
Recent Developments
Bitcoin Treasury Strategy
On June 23, 2025, we announced the establishment of our Bitcoin treasury. We view Bitcoin holdings as long-term holdings and intend to strategically accumulate Bitcoin as a primary treasury reserve asset. Our strategy includes acquiring and holding Bitcoin using cash from our operations, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Bitcoin. To support the implementation of this strategy, we expect to build a strong partnership with premier Bitcoin financial services platforms and institutional services providers, leveraging their expertise to ensure secure execution, robust governance, and market transparency.
As of August 8, 2025, the company holds 3,171 Bitcoins, acquired for approximately $370 million at an average acquisition price inclusive of fees of $116,709 per Bitcoin. . In accordance with IFRS 38 Intangible Assets, we expect to account for the investment in Bitcoin as an intangible asset, with the investment being marked to market at each balance sheet date. Under IFRS, reductions in value below historical cost and gains in value up to the historical cost are recorded in the statement of profit and loss. Gains in value above historical cost are recorded in “other comprehensive income” and are not reflected in the statement of profit and loss. We believe our combination of strategic Bitcoin reserve and focus on the semiconductor technological innovation positions us to offer a unique opportunity for potential long-term value creation.
Our Bitcoin treasury strategy exposes us to various risks. Please refer to the section titled “Risk Factors” of this prospectus and other filings we make with the SEC.
Issuance of Equity and Convertible Debt in Private Placements
On June 22, 2025, we entered into the Securities Purchase Agreement (the “Equity Purchase Agreement”) with certain institutional and accredited investors (the “Equity Purchasers”), pursuant to which we agreed to issue to the

Equity Purchasers in a private placement (the “Equity Private Placement”) an aggregate of (a) (i) 1,139,263,490 ordinary shares, nominal value €0.01 per share, of the Company (the “Ordinary Shares”), represented by 113,926,349 American Depositary Shares (the “ADSs”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 253,593,650 Ordinary Shares (the “Pre-Funded Warrant Shares”) represented by ADSs and (b) warrants (the “Warrants”) to purchase up to an aggregate of 208,928,460 Ordinary Shares (the “Warrant Shares”) represented by ADSs or Pre-Funded Warrants in lieu thereof at the option of the holder of the Warrant, at a combined purchase price of $1.40 per ADS and Warrant, the equivalent of $0.14 per Ordinary Share and Warrant at the current ratio, or $1.39 per Pre-Funded Warrant and Warrant.
In addition, on June 22, 2025, the Company also entered into a Secured Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”) with certain institutional and accredited investors (the “Debenture Purchasers”), pursuant to which the Company has agreed to issue to the Debenture Purchasers in a private placement (the “Debenture Private Placement” and, together with the Equity Private Placement, the “Private Placements”) (a) secured convertible debentures (the “Secured Convertible Debentures”) in the aggregate principal amount of $189 million and (b) Warrants to purchase up to an aggregate of 202,499,980 Warrant Shares.
The Private Placements were carried out, without shareholders’ preferential subscription rights, through reserved offerings to specific categories of investors, pursuant to the fifteenth resolution of the Company’s combined general meeting of shareholders held on June 30, 2025 (the “Shareholder Approval”) and in accordance with Article L. 225-138 of the French Commercial Code.
The Equity Private Placement closed on July 4, 2025, and the Debenture Private Placement closed on July 7, 2025.
Corporate Information
We were incorporated as a société anonyme under the laws of the French Republic on October 7, 2003, for a period of 99 years. We are registered at the Nanterre Commerce and Companies Registry under the number SIREN 450 249 677 RC.S Nanterre. Our principal executive offices are located at Forest, 15-55 boulevard Charles de Gaulle, 92700 Colombes, France, and our telephone number is +33 1 70 72 16 00. Our agent for service of process in the U.S. is GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814.
Our website is www.sequans.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus and inclusions of our website address, in this prospectus are inactive textual references only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. Foreign private issuer status is assessed by an issuer on an annual basis, at the end of its second fiscal quarter, for us, ending on June 30 of each year.

RISK FACTORS
Investing in our securities involves certain risks. You should read the risks and uncertainties set forth in the section entitled “Risk Factors” in our most recently filed Form 20-F, as updated by any Form 6-K furnished with the SEC, which are incorporated by reference in this prospectus, and the “Risk Factors” section in any relevant prospectus supplement, before investing in any securities that may be offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of those risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities we offer pursuant to this prospectus. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities we offer pursuant to this prospectus for purchase of Bitcoin and for general corporate purposes primarily associated with purchasing Bitcoin. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.
Pending these uses, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

THE SECURITIES WE MAY OFFER
We may offer our ordinary shares, including ADSs representing our ordinary shares; preferred shares; warrants to purchase preferred or ordinary shares (which may be exercised for delivery of shares, and such shares deposited with the depositary for delivery or ADSs), either individually or in any combination as units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering or through negotiated transactions. Each ADS will represent ten ordinary shares, nominal value €0.01 per share. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.
We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our by-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our by-laws, as amended as of June 30, 2025, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
As of July 31, 2025, our share capital consisted of 1,433,244,172 issued ordinary shares, fully paid, and with a nominal value of €0.01 each, and total authorized capital of 7,317,631,249 ordinary shares. Each ADS represents ten ordinary shares. We have no preferred shares authorized or outstanding.
Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our authorized share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon acquisition of restricted free shares or upon exercise of outstanding stock options, founders warrants, other warrants and convertible notes, as approved by our shareholders and our board of directors.
At the Shareholders’ Ordinary General Meeting and Extraordinary Meeting of Sequans Communications S.A. held on June 30, 2025, our shareholders delegated authority to the Board of Directors to carry out:
•one or several capital increase up to a maximum nominal amount of €70,000,000 (or the equivalent of this amount in any other currency that is legal tender or in any unit of account established with reference to a set of currencies) by issuing shares and/or securities that grant access to our equity, reserved to a specific class of persons and revocation of preemptive subscription rights in favor of such class; and
•one or several issuances of debt instruments and/or to securities that confer the right to an allotment of debt securities up to a maximum nominal amount of €250,000,000 (or the equivalent of this amount in any other currency that is legal tender or in any unit of account established with reference to a set of currencies); reserved to a specific class of persons and revocation of preemptive subscription rights in favor of such class.
The authorization is valid through December 30, 2026.
Reconciliation of the number of ordinary shares outstanding on the opening date of fiscal year 2025 and on July 31, 2025

Number of ordinary shares as of the opening date of the fiscal year 2025	251,408,922
Issuance of ordinary shares during Q1 2025	2,466,360
Issuance of ordinary shares during Q2 2025	1,301,060
Issuance of ordinary shares during Q3 2025	1,178,067,830
Number of ordinary shares as of July 31, 2025	1,433,244,172
Dividends and Liquidation Rights
Dividends
We may make dividend distributions to our shareholders from our net income in each fiscal year (after deductions for depreciation and reserves pursuant to French law and our by-laws), as increased or decreased by any profit or loss carried forward from prior years, and less any contributions to reserves that may be decided by the shareholders under the conditions described below. These distributions are also subject to the requirements of French law and our by-laws.
Legal Reserve
Pursuant to French law, a société par actions must allocate 5% of its net profits for each fiscal year to its legal reserve fund before dividends may be paid with respect to that fiscal year. Funds must be allocated until the amount in that fund is equal to 10% of the nominal amount of its share capital. The legal reserve may not be distributed to shareholders and may not be used to repurchase or reimburse our shares.
Approval of Dividends
Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits among special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, except in case of a capital decrease, we may not distribute dividends to shareholders when our net assets are or would become as a result of such distribution lower than the amount of share capital including reserves which, under French law, may not be distributed to shareholders.
Our by-laws provide that reserves which are available for distribution under French law and our by-laws may be distributed as dividends, subject to shareholder approval and other limitations under French law. Dividends or interim dividends may be paid in cash or shares.
If our interim income statement shows that, since the end of the preceding fiscal year, we have made distributable profits, our board of directors may, subject to French law and regulations, distribute interim dividends without the approval of our shareholders. An interim dividend may not exceed distributable profits.
Distribution of Dividends
Under French law, subject to the preferred dividends rights that may be attached to our preferred shares set forth in our by-laws, as the case may be, if we distribute dividends they must be distributed to our shareholders pro rata according to their shareholdings. Holders of shares outstanding on the date of the shareholders’ meeting approving the distribution of dividends or, in the case of interim dividends, on the date our board of directors meets and approves the distribution of interim dividends are eligible to receive the dividend payment. The actual dividend payment date is decided by our shareholders at an ordinary general meeting, or by our board of directors, if no decision is taken by our shareholders.
In the event that we are liquidated, our assets remaining after payment of our debts, liquidation expenses and all of our other remaining obligations will be distributed first to repay the nominal value of our shares. After these payments have been made, subject to the preferred liquidation rights that may be attached to our preferred shares set forth in our by-laws, as the case may be, any surplus will be distributed pro rata among our shareholders based on the nominal value of their shareholdings.
To date, we have never declared or paid any cash dividends on our ordinary shares or preferred shares. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business.
Timing of Payment
Pursuant to French Law and our by-laws, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire.
Rights to Share in the Surplus in the Event of Liquidation
In the event that we are liquidated, the general meeting of shareholders determines the method of liquidation and appoints the liquidator(s).
Changes in Share Capital
Pursuant to French Law, we may increase our share capital only with approval of our shareholders at an extraordinary general meeting. The shareholders may delegate to our board of directors to carry out the capital increase for a specified period of time.

There are two methods to increase our share capital: (i) the issuance of additional shares, including the creation of a new class of shares, and (ii) the increase in the nominal value of existing shares. We may issue additional shares for cash or for assets contributed in kind, upon the conversion of debt securities, by capitalization of our reserves or, subject to certain conditions, in satisfaction of our indebtedness. Although, currently, we have only one class of shares, French law permits us to issue different classes of shares that may have different liquidation, voting and dividend rights.
Pursuant to French Law, we may decrease our share capital only with the approval of our shareholders at an extraordinary general meeting. The shareholders can authorize the board of directors to carry out the capital decrease for a specified period of time. There are two methods to decrease our share capital: (i) decreasing the number of shares outstanding and (ii) decreasing the nominal value of our shares. The conditions under which the share capital may be decreased vary depending upon whether the decrease is attributable to losses. We may, under certain conditions, decrease the number of outstanding shares either by a reverse stock split or by the repurchase and cancellation of our shares. Any decrease must meet the requirements of French law, which states that all the holders of shares in each class of shares must be treated equally unless each affected shareholder otherwise agrees.
Attendance and Voting at Shareholders’ Meetings
French companies may hold either ordinary or extraordinary shareholders’ general meetings. Ordinary general meetings are required for matters that are not specifically reserved by law to the extraordinary general meetings and include the election and dismissal of the members of the board of directors, the appointment of statutory auditors, the approval of the annual accounts, the approval of agreements entered into between the company and its officers, directors and shareholders holding more than 10% of the voting rights, the declaration of dividends, the payment of dividends in shares, the repurchase by the company of its shares in connection, inter alia, with employee profit-sharing or share option plans, and the issue of bonds. Extraordinary general meetings are required for approval of amendments to our by-laws, modification of shareholders’ rights, mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issue of securities convertible or exchangeable into shares and for the sale or transfer of substantially all of our assets that would result in a change of our corporate purpose.
Our board of directors is required to convene an annual general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months after the close of the relevant fiscal year. However, the president of the tribunal des activités économiques, the French commercial court, may order an extension of this six-month period. We may convene other ordinary and extraordinary meetings at any time during the fiscal year as necessary. Under French Law, general meetings of the shareholders may be convened by our board of directors or, if it fails to call a meeting, by our statutory auditors or by a court-appointed agent (mandataire ad hoc). Shareholders holding individually or in the aggregate at least 5% of our share capital, or another interested party under certain circumstances, may petition the court to appoint such an agent. The notice convening of a shareholders’ general meeting must state the agenda for such meeting.
Notice of a shareholders’ general meeting must be sent by regular or electronic mail, or registered letter if the shareholder so asks, at least 15 days before the meeting to all holders of registered shares. However, in the case where quorum was not met at the original meeting and was therefore adjourned, the general meeting can be reconvened under the same agenda within a reduced six-day time period. The convening notice must include the agenda of the meeting and a draft of the resolutions that will be submitted to the shareholders.
Attendance and the exercise of voting rights at both ordinary and extraordinary general meetings of shareholders are subject to certain conditions pursuant to French law. Under our by-laws, in order to participate in any general meeting, a holder of registered shares must have his shares fully paid-in and registered in its name in a shareholder account maintained by or on behalf of us at least three days prior to the meeting.
Subject to the above restrictions, all of our shareholders have the right to participate in our general meetings, either in person or by proxy. Shareholders may vote, either in person, by proxy or by mail (by use of a form), and their votes are counted in proportion to the number of shares they hold. A shareholder may grant a proxy only (i) to his or her spouse, (ii) to another shareholder or, (iii) if the shareholder is a corporation, to a legal representative.

Under French law, our shares held by entities controlled directly or indirectly by us are not entitled to voting rights. There is no requirement that a shareholder have a minimum number of shares in order to be able to attend or be represented at a general meeting.
Under French law, a quorum requires the presence, in person or by proxy (including those voting by mail) of shareholders having at least (1) 20% of the shares entitled to vote in the case of an ordinary shareholders’ general meeting or at an extraordinary shareholders’ general meeting where shareholders are voting on a capital increase by capitalization of reserves, profits or share premium, or (2) 25% of the shares entitled to vote in the case of any other extraordinary shareholders’ general meeting. If a quorum is not present, the meeting is adjourned. There is no quorum requirement when an ordinary general meeting is reconvened, but the reconvened meeting may consider only questions which were on the agenda of the adjourned meeting. When an extraordinary general meeting is reconvened, the quorum required is 20% of the shares entitled to vote, except where the reconvened meeting is considering capital increases through capitalization of reserves, profits or share premium. For these matters, no quorum is required at the reconvened meeting. If a quorum is not present at a reconvened meeting requiring a quorum, then the meeting may be postponed for a maximum of two months.
At an ordinary shareholders’ general meeting, approval of any resolution requires the affirmative vote of a simple majority of the votes of the shareholders present or represented. The approval of any resolution at an extraordinary shareholders’ general meeting requires the affirmative vote of a two-thirds majority of the votes of shareholders present or represented, except that any resolution to approve a capital increase by capitalization of reserves only requires the affirmative vote of a simple majority of the votes of shareholders present or represented. Notwithstanding these rules, a unanimous vote is required to increase shareholders’ liabilities.
In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting.
As set forth in our by-laws, shareholders’ meetings are held at our registered office or at any other location specified in the written notice.
Preferential Subscription Rights
Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. This right is only reserved to holders of ordinary shares or preferred shares. Shareholders may waive their preferential rights on an individual basis. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights. During the subscription period relating to a particular offering of shares, shareholders may transfer their preferential subscription rights that they have not previously waived. To the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at any extraordinary meeting where shareholders are asked to approve an increase in our capital by issuing additional shares and/or other securities convertible or exchangeable into shares.
Form and Holding of Shares
Our by-laws provide that our ordinary shares shall be held in registered form. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Registered shares are entered into an account maintained by us or by a representative that we have nominated. We maintain accounts in the name of each shareholder either directly or, at a shareholder’s request, through such shareholder’s accredited intermediary. Each shareholder’s account shows the name and number of shares held.

Repurchase and Redemption of Shares
Under French law, we may acquire our own shares for the following purposes only:
•to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting. In this case, the repurchased shares must be cancelled within one month from their repurchase date;
•to provide shares for distribution to employees or managers under a profit-sharing or share option plan; and
•to facilitate an issue of additional shares or securities convertible or exchangeable into shares, a merger or a spin-off, approved by the shareholders at an ordinary general meeting.
The amounts repurchased under this section cannot result in us holding more than 10% of our own shares. In the event that such repurchases result in us holding more than 10% of our issued shares, we are required to transfer any shares in excess of the 10% threshold within one year. French law requires that we cancel any shares in excess of this 10% limit that have not been transferred within the one-year period.
When we purchase our own shares, they must be held in registered form and be fully paid. These shares are deemed to be outstanding under French law, but are not entitled to any dividends or voting rights, and we may not exercise preferential subscription rights. The shareholders, at an extraordinary general meeting, may decide not to take such shares into account in determining the preferential subscription rights attached to the other shares. In the absence of such a decision, the rights attached to any shares held by us must either be sold on the market before the end of the subscription period or distributed to other shareholders on a pro rata basis.
Cross Shareholdings and Holding of Our Shares by Our Subsidiaries
French law prohibits a company from holding our shares if we hold more than 10% of that company’s share capital and we may not own any interest in a French company holding more than 10% of our share capital. In the event of a cross shareholding that violates this rule, the company owning the smaller percentage of shares in the other company must sell its interest. Until sold, these shares are deprived of their voting rights. Failure by the officers and directors of a company to sell these shares is a criminal offense.
In the event that one of our subsidiaries holds our shares, these shares are deprived of their voting rights. However, French law does not require the subsidiary to sell the shares.
General Description of our By-laws
The following summarizes certain terms and provisions contained in our by-laws. This summary is not complete, and you should read our by-laws (statuts), which were filed as an exhibit to our Registration Statement on Form F-3, of which this prospectus forms a part.
Corporate Purposes (Article 3)
Our company is engaged in the business of researching, developing and commercializing silicon and software solutions in the areas of broadband wireless access, specifically compliant with LTE standards or other similar broadband wireless standards.
Our corporate purpose in France and in all countries includes the following:
•the study, development and marketing of all products and/or services relating to radio fixed and/or optical-type communication networks systems;
•advising and training, by all means and technical media, relating to the aforementioned fields of operations;

•the participation, directly or indirectly, in all transaction that may be related to any of the purposes defined above, through the creation of new companies or legal entities, the contribution, subscription, or purchase of securities or corporate rights, acquisition of interests, mergers, partnerships, or any other methods; and
•and, more generally, all industrial, commercial, and financial transactions, or transactions involving movable or fixed assets, that may be related directly or indirectly, in whole or in part, to any of the aforementioned corporate purposes, or to any similar or related purposes, or to any and all purposes that may enhance or develop the company’s business, including, but not limited to, all investments (exchanges, conservation, and access) in state or non-state currencies for any purpose whatsoever, including the constitution of cash reserves.
Directors’ Voting Powers
Under French law, agreements entered into directly or indirectly between us and our directors are subject to a prior approval of the board of directors and must be ratified by our ordinary shareholders’ general meeting on the basis of a specific report issued by our statutory auditors on such agreements. The director who is interested in the agreement cannot vote on the proposal at the board meeting.
As compensation, directors receive attendance fees set annually by the shareholders upon recommendation of the board of directors. The directors may take part in the vote on the resolution deliberating on their attendance fees. Attendance fees must be differentiated from any other sum a director may receive as a compensation for a particular service provided (i.e. employment contract, chairman of the board). In addition, the directors may be granted warrants by the shareholders’ general meeting.
Director participation at board of directors meetings is not mandatory. Directors may therefore be represented by another director at meetings. In such case, a written power of attorney can be given to another director. Each director may only represent one other director.
Rights, Preferences and Restrictions Attaching to Each Class of Shares
Our shareholders are not required to subscribe to any of our further capital calls.
At this time, we have only one class of shares. Each share gives the right to one vote on all matters submitted to our shareholders. Each share also gives the right to share in the profits and corporate assets, pro rata the amount of our share capital which it represents. Our shareholders only bear losses for up to the amount of their investment. However, in the event we declare bankruptcy, one or several shareholders who could be considered as either (i) having become our de facto manager and, as such, taken decisions that contributed to our insolvency or failed to take decisions that would have prevented such insolvency, or (ii) having in such capacity comingled vis-à-vis third parties between his or her own assets and our own assets may be liable for losses greater than his/her investment. In the event of a capital increase, a majority of shareholders may decide to suppress the preferential subscription rights of all shareholders in favor of a beneficiary or a category of beneficiaries, including existing shareholders who are nevertheless excluded from such vote.
We cannot increase the commitments or liabilities of our shareholders; such a change can only be agreed to by each shareholder individually.
Under our by-laws, our extraordinary general meeting may decide to issue preferred shares bearing preferred voting and financial rights.
Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of our Company
The sections of the by-laws relating to the number of directors, election and removal of a director from office may be modified only by a resolution adopted by 66 2/3% of our shareholders present or represented. These provisions, and other procedural provisions contained in our by-laws, may have the effect or delaying or deferring a change in control.

Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our by-laws presently limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of the ADSs. In particular such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
Our shareholders have preferential subscription rights as described above under “Description of Share Capital—Preferential Subscription Rights.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the U.S. (which may be in the form of ordinary shares or ADSs representing our ordinary shares) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. to exercise the rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of our shares represented by ADSs, the Depositary may make these rights or other distributions available to holders after we instruct it to do so in the United States. If we fail to do this and the Depositary determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section entitled “Description of American Depositary Receipts—Dividends, Other Distributions and Rights” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, registers and delivers the ADSs. Each ADS represents ten ordinary shares (or a right to receive ten ordinary shares) deposited with the principal Paris office of Société Générale or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. A copy of our amended and restated deposit agreement (the “Deposit Agreement”), dated as of May 14, 2018, as amended by an amendment dated as of September 11, 2023, among us, the depositary, owners and holders of ADSs are filed with the SEC as Exhibit 2.2 and Exhibit 2.5, respectively, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “Form 20-F”).
Any ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of the convertible notes or exercise of warrants, will be deposited for delivery of ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent ten ordinary shares (or a right to receive ten ordinary shares) deposited with the principal Paris office of Société Générale or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. The Deposit Agreement among us, the depositary and the owners and holders of ADSs, including you as a beneficial owner, set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the Deposit Agreement and the ADRs.
We refer to the shares that are at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the Deposit Agreement as “Deposited Securities.”
The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the entire Deposit Agreement and the form of ADR, which is included in the Deposit Agreement.
Deposit, Transfer and Withdrawal
French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.
The depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon deposit with the custodian of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.

Upon surrender of an ADS at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the Deposit Agreement, our by-laws and the Deposited Securities, ADS owners are entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property and documents of title for such delivery will be at the risk and expense of the ADS holder.
Subject to the terms and conditions of the Deposit Agreement and any limitations established by the depositary, unless requested by us to cease doing so, the depositary may deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.
Dividends, Other Distributions and Rights
The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities in the depositary facility, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
While we do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future, if and when we do pay any cash dividend or other cash distribution on the ordinary shares, the depositary will convert, as promptly as practicable, any cash dividend or other cash distribution into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained with reasonable efforts, the Deposit Agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
Ordinary Shares
The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution upon our request or after consulting with us. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares; however, the depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Ordinary Shares
If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal or practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.
U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
Other Distributions
The depositary will send to ADS holders anything else we distribute on deposited securities by any means it determines is equitable and practicable after consulting with us, to the extent practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method subject to consulting with us, to the extent practicable. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Record Dates
Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the represented ordinary share or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the Deposit Agreement or (iii) to facilitate any other matter for which the record date was set.
Voting of Deposited Securities
ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.
The depositary will try, as far as practical, and subject to the laws of France and to our by-laws, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 45 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date with respect to a question to be voted upon and (iii) unless we have informed the depositary that (x) we do not wish to receive a proxy to vote uninstructed shares; (y) there is substantial shareholder opposition to a particular question; or (z) the particular question is materially adverse to the interests of shareholders, the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is without negligence and in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.
Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.
The depositary will terminate the Deposit Agreement at our direction, if given, by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the Deposit Agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.
After termination, the depositary and its agents will do the following under the Deposit Agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations under the Deposit Agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former ADS holders.
Charges of Depositary
See Item 12, “Description of Securities Other than Equity Securities - D. American Depositary Shares - Fees and Expenses” in our Form 20-F, which is incorporated by reference into this prospectus.
Liability of Owner for Taxes
If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
•the title and nominal value of the preferred shares;
•the number of preferred shares we are offering;
•the liquidation preference per preferred share, if any;
•the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);
•whether preferential subscription rights will be issued to existing shareholders;
•the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;
•the procedures for any auction and remarketing, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred shares on any securities exchange or market;
•whether the preferred shares will be convertible into our ordinary shares (including ADSs representing our ordinary shares) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including ADSs representing our ordinary shares), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;
•voting rights, if any, of the preferred shares;
•preemption rights, if any;
•other restrictions on transfer, sale or assignment, if any;
•whether interests in the preferred shares will be represented by American Depositary Preferred Shares;
•a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;
•any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.
Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the board of directors to decide the issuance and vote to modify the By-laws in order to include the characteristics and particular rights of the preferred shares.
The extraordinary shareholders meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our Company.

DESCRIPTION OF WARRANTS
Warrants may be offered separately or together with ordinary shares, preferred shares, or ADSs. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more purchasers of such warrants or with banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent, if any, will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares, preferred shares, or ADSs are offered, the description will include, where applicable:
•the designation and aggregate number of warrants offered;
•the price at which the warrants will be offered;
•the currency or currency unit in which the warrants are denominated;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•the number of ordinary shares, preferred shares, or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;
•the date or dates, if any, on or after which the warrants and the related ordinary shares, preferred shares or ADSs will be transferable separately;
•the minimum or maximum amount, if any, of warrants that may be exercised at any one time;
•whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and
•any other terms, conditions and rights (or limitations on such rights) of the warrants.
We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

DESCRIPTION OF UNITS
We may issue from time to time units consisting of ordinary shares (including ordinary shares represented by ADSs), preferred shares, or warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Preferred Shares,” and “Description of Warrants will apply to each unit, as applicable, and to any ordinary shares, preferred shares, or warrants included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN INCOME TAX CONSIDERATIONS
The material French and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

ENFORCEMENT OF CIVIL LIABILITIES
We are a société anonyme, or limited liability corporation, organized under the laws of France. The majority of our directors and executive officers reside in France and other countries outside the U.S. A portion of our assets and of such persons’ assets are located outside the United States. As a result, it may be difficult for investors:
•to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;
•to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and
•to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.
In addition, actions in the United States under U.S. federal securities laws could be affected under certain circumstances by French Law No. 68-678 of July 26, 1968, as amended by French Law No. 80-538 of July 16, 1980 and French Ordinance No. 2000-916 of September 19, 2000 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.
Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter and which has become effective in France.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
There may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.
Finally, we have designated GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814, as our agent for service of process in the United States with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United

States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:
•through agents;
•to dealers or underwriters for resale;
•directly to purchasers;
•through any other methods described in a prospectus supplement; or
•through a combination of any of these methods of sale.
We may also sell equity securities covered by this prospectus in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise. Such offerings may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may affect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Loans of Securities
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

LEGAL MATTERS
The validity of the ordinary shares, including ordinary shares represented by ADSs, preferred shares, warrants, and any combination thereof offered by this prospectus and legal matters will be passed upon by Orrick, Herrington & Sutcliffe (Europe) LLP.
EXPERTS
The consolidated financial statements of Sequans Communications S.A. appearing in Sequans Communications S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2024 have been audited by Ernst & Young Audit, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES
The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

	U.S. dollars in thousands
SEC registration fee	$	xx	(1)
FINRA filing fee	$	xx	(1)
Depositary fees	$	xx	(1)
Legal fees and expenses	$	xx	(2)
Accounting fees and expenses	$	xx	(2)
Printing expenses	$	xx	(2)
Miscellaneous expenses	$	xx	(2)
Total	$	xx	(2)
__________________
(1)This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but that is not delivered with the prospectus at no cost, upon written or oral request to us. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address: 15-55 boulevard Charles de Gaulle, 92700 Colombes, France. The telephone number at this address is +33 1 70 72 16 00.
We are a foreign private issuer (as such term is defined in the Exchange Act). We are subject to the informational requirements of the Exchange Act, file our annual reports on Form 20-F, and furnish reports on Form 6-K and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.
Our corporate Internet address is www.sequans.com. We make available free of charge on or through our website our annual reports, current reports, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the SEC, rules. Information contained on our website is not part of this report or any other report filed with the SEC. The SEC also maintains an Internet site http://www.sec.gov that contains reports, proxy and information statements, and other information that we filed electronically.
As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to, among others, Rules 13a-11, 13a-13, 15d-11 and 15d-13 promulgated under the Exchange Act. Moreover, while we have and expect to continue to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, our ordinary shares are not listed and we do not currently intend to list our ordinary shares on any market in France, our home country. As a result, we are not subject to the reporting and other requirements of listed companies in France. For instance, we are not required to publish quarterly or semi-annual financial statements. Accordingly, there is less publicly available information concerning our company than there would be if we were a U.S. public company.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:
•our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 30, 2025; and
•our Reports of Foreign Issuer on Form 6-K furnished with the SEC on May 6, 2025, May 14, 2025, June 16, 2025, June 23, 2025, June 23, 2025, June 23, 2025, June 23, 2025, June 30, 2025, July 8, 2025, July 17, 2025, and July 31, 2025; and
•the description of our securities in the Registration Statement on Form F-1 (Registration No. 333-173001) under the heading “Description of American Depositary Receipts,” as supplemented by the revised form of American Depositary Receipt filed on November 19, 2019 pursuant to Rule 424(b)(3) of the Securities Act (Registration No. 333-224589), including any other amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 30, 2025.
The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 6-K and Form 20-F qualify this entire prospectus. Statements in this prospectus may modify or supersede statements in the Form 6-K and Form 20-F and therefore the modified or superseded part of the original statement is not part of this prospectus.
We incorporate by reference into this prospectus all subsequent annual reports on Form 20-F after the date of this prospectus and before we terminate this offering. We also may incorporate by reference into this prospectus our reports on Form 6-K furnished after the date of this prospectus and before we terminate this offering that we identify in the Form 6-K as being incorporated into this registration statement. We may modify or supersede any statement in this prospectus by statements in documents we incorporate by reference after the date of this prospectus. When that happens, the modified or superseded part of the original statement is not part of this prospectus.

Ordinary Shares
American Depositary Shares Representing Ordinary Shares
Preferred Shares
Warrants to Purchase Ordinary Shares, Preferred Shares, or American Depositary Shares
Units
PROSPECTUS

PROSPECTUS
Up to $200 Million
American Depositary Shares Representing Ordinary Shares
We have entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC, Citizens JMP Securities, LLC, Lake Street Capital Markets, LLC, and Northland Securities, Inc. (each an “Agent” and, together, the “Agents”) relating to the sale of American Depositary Shares (each an “ADS” and collectively the “ADSs”), each ADS representing ten ordinary shares, described by this prospectus. We may offer and sell ADSs having an aggregate offering price of up to $200 million, from time to time through or to the Agents as sales agents or principals.
Our ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “SQNS.” On August 22, 2025, the last reported sale price of the ADSs on the NYSE was $1.03 per share.
Sales of the ADSs, if any, under this prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents will act as our sales agents in connection with agency transactions on a commercially reasonable efforts basis consistent with their normal trading and sales practices (each such transaction, an “Agency Transaction”). In addition, the Agents will act as principals in connection with any principal transactions (each such transaction, a “Principal Transaction”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Each of the Agents will be entitled to a commission in an amount (i) up to 3.0% of the gross sales price per share sold through it as sales agent in Agency Transactions under the Sales Agreement. The compensation that the Company shall pay to an Agent for any Principal Transaction shall be pursuant to the terms of the applicable Warrant Exercise Request Notice, as defined in the Sales Agreement. In order to effect the issuance of the ordinary shares represented by ADSs to be made available for sale and sold in this “at the market offering” under French law, the Company is issuing and registering ATM Sales Warrants (as defined herein) with nominal value to the Agents solely for the purpose of effecting the sale of ADSs pursuant to this prospectus. The ATM Sales Warrants may only be exercised by the Agents at the direction of the Company in connection with sales pursuant to the Sales Agreement and, following exercise, will expire or be redeemed for nominal value. The ATM Sales Warrants have only nominal value and will not be issued to any person other than the Agents in connection with this offering. In connection with the sale of the ADSs on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
Investing in the ADSs involves a high degree of risk. Before deciding whether to invest in the ADSs, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the other documents that we file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

Citizens Capital Markets	Lake Street	Northland Capital Markets

The date of this prospectus is August 25, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. This prospectus relates to the offer and sale by us pursuant to the Sales Agreement of ADSs representing our ordinary shares having an aggregate offering price of up to $200 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.
We provide information to you about this offering of ADSs in this at the market sales agreement prospectus, which describes the specific terms of this offering of ADSs. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the Agents have not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”
We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, except where the context otherwise requires:
•“we,” “us,” “our company,” “the Company,” “the registrant,” “our,” “SQNS” and similar phrases refer to Sequans Communications S.A. and its subsidiaries;
•“shares” refer to our ordinary shares;
•all references to the “Euro” or “€” are to the euro currency of the European Union and references to “U.S. dollars,” “dollars” or “$” are to Unites States dollars; and
•discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.
S-1

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein and therein by reference, may contain projections and forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial positions, business strategy, financing plans, including our ability to issue additional equity or debt to finance our continued operations, our ability to enter into new strategic agreements, the exploration of strategic options, expectations for massive Internet-of-Things (“IoT”) sales, the impact of inventory in our customers’ supply chain on customer demand, our ability to convert our pipeline to revenue, our ability to maintain the NYSE listing of our ADS, and our objectives for future operations, are forward looking statements. These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation:
•our ability to enter into a strategic transaction or secure financing necessary to continue to operate our business;
•our ability to successfully implement our Bitcoin treasury strategy;
•the contraction or lack of growth of markets in which we compete and in which our products are sold;
•unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expense;
•our inability to adjust spending quickly enough to offset any unexpected revenue shortfall;
•delays or cancellations in spending by our customers;
•unexpected average selling price reductions;
•the significant fluctuation to which our quarterly revenue and operating results are subject due to cyclicality in the wireless communications industry and transitions to new process technologies;
•our inability to anticipate the future market demands and future needs of our customers;
•our inability to achieve new design wins or for design wins to result in shipments of our products at levels     and in the timeframes we currently expect;
•our inability to enter into and execute on strategic alliances;
•our ability to meet performance milestones under strategic license agreements;
•the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•the impact of the Ukraine-Russia conflict on our independent contractors located in Ukraine and the Israeli-Hamas conflict on our employees located in Israel;
•our ability to raise debt and equity financing; and
•other factors detailed in documents we file from time to time with the SEC.
S-2

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. We cannot assure you that our plans, intentions or expectations will be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and the documents incorporated herein by reference. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, whether as a result of new information, future events or otherwise.
Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus, or in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC, as supplemented by our other submissions to the SEC, including our reports on Form 6-K.
S-3

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus, including the documents referred to in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Information Regarding Forward-Looking Statements.”
Overview
IoT Semiconductor Business Overview
We are a fabless designer, developer and supplier of 5G/4G semiconductors and modules fully optimized for the Internet-of-Things (IoT), to provide global connectivity solutions for large scale AI applications, such as smart mobility and logistics, smart cities, e-health and wellness, and smart homes, to name a few. Our cellular IoT technology must be extremely optimized in power consumption and cost to enable massive deployment. Our product portfolio is composed of chips, or integrated circuits (IC) of baseband processors and radio frequency (RF) transceivers, as well as modules that incorporate these chips along with radio front end subsystem, and rich software that includes advanced modem and signal processing code as well as protocol stack and higher-layer applications. We also provide advanced services and technology licensing that allows us to expand our addressable markets and further monetize our R&D investment.
Recent Developments
Bitcoin Treasury Strategy
On June 23, 2025, we announced the establishment of our Bitcoin treasury. We view Bitcoin holdings as long-term holdings and intend to strategically accumulate Bitcoin as a primary treasury reserve asset. Our strategy includes acquiring and holding Bitcoin using cash from our operations, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Bitcoin. To support the implementation of this strategy, we expect to build a strong partnership with premier Bitcoin financial services and institutional services providers, leveraging their expertise to ensure secure execution, robust governance, and market transparency.
As of August 8, 2025, the company holds 3,171 Bitcoins, acquired for approximately $370 million at an average acquisition price inclusive of fees of $116,709 per Bitcoin. In accordance with IFRS 38 Intangible Assets, we expect to account for the investment in Bitcoin as an intangible asset, with the investment being marked to market at each balance sheet date. Under IFRS, reductions in value below historical cost and gains in value up to the historical cost are recorded in the statement of profit and loss. Gains in value above historical cost are recorded in “other comprehensive income” and are not reflected in the statement of profit and loss. We believe our combination of strategic Bitcoin reserve and focus on the semiconductor technological innovation positions us to offer a unique opportunity for potential long-term value creation.
Our Bitcoin treasury strategy exposes us to various risks. Please refer to the section titled “Risk Factors” of this prospectus and other filings we make with the SEC.
Issuance of Equity and Convertible Debt in Private Placements
On June 22, 2025, we entered into the Securities Purchase Agreement (the “Equity Purchase Agreement”) with certain institutional and accredited investors (the “Equity Purchasers”), pursuant to which we agreed to issue to the

Equity Purchasers in a private placement (the “Equity Private Placement”) an aggregate of (a) (i) 1,139,263,490 ordinary shares, nominal value €0.01 per share, of the Company (the “Ordinary Shares”), represented by 113,926,349 American Depositary Shares (the “ADSs”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 253,593,650 Ordinary Shares (the “Pre-Funded Warrant Shares”) represented by ADSs and (b) warrants (the “Warrants”) to purchase up to an aggregate of 208,928,460 Ordinary Shares (the “Warrant Shares”) represented by ADSs or Pre-Funded Warrants in lieu thereof at the option of the holder of the Warrant, at a combined purchase price of $1.40 per ADS and Warrant, the equivalent of $0.14 per Ordinary Share and Warrant at the current ratio, or $1.39 per Pre-Funded Warrant and Warrant.
In addition, on June 22, 2025, the Company also entered into a Secured Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”) with certain institutional and accredited investors (the “Debenture Purchasers”), pursuant to which the Company has agreed to issue to the Debenture Purchasers in a private placement (the “Debenture Private Placement” and, together with the Equity Private Placement, the “Private Placements”) (a) secured convertible debentures (the “Secured Convertible Debentures”) in the aggregate principal amount of $189 million and (b) Warrants to purchase up to an aggregate of 202,499,980 Warrant Shares.
The Private Placements were carried out, without shareholders’ preferential subscription rights, through reserved offerings to specific categories of investors, pursuant to the fifteenth resolution of the Company’s combined general meeting of shareholders held on June 30, 2025 (the “Shareholder Approval”) and in accordance with Article L. 225-138 of the French Commercial Code.
The Equity Private Placement closed on July 4, 2025 and the Debenture Private Placement closed on July 7, 2025.
Corporate Information
We were incorporated as a société anonyme under the laws of the French Republic on October 7, 2003, for a period of 99 years. We are registered at the Nanterre Commerce and Companies Registry under the number SIREN 450 249 677 R.C.S Nanterre. Our principal executive offices are located at Forest, 15-55 boulevard Charles de Gaulle, 92700 Colombes, France, and our telephone number is +33 1 70 72 16 00. Our agent for service of process in the U.S. is GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814.
Our website is www.sequans.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus and inclusions of our website address, in this prospectus are inactive textual references only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. Foreign private issuer status is assessed by an issuer on an annual basis, at the end of its second fiscal quarter, for us, ending on June 30 of each year.

THE OFFERING

Issuer	Sequans Communications S.A.

Securities Offered By Us	Up to $200 million of our ordinary shares, represented by ADSs. The actual number of ADSs issued will vary depending on the price at which ADSs may be sold from time to time.

The ADSs	Each ADS will represent ten ordinary shares, nominal value €0.01 per share. The Depositary will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all owners and holders of ADSs issued thereunder.

Depositary	The Bank of New York Mellon

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Agents, as sales agents or principals. See “Plan of Distribution” on page S-30 of this prospectus.

ADSs Outstanding as of July 31, 2025	143,324,417 ADSs representing 1,433,244,172 ordinary shares, assuming the deposit of all outstanding shares into the ADS deposit facility.

ATM Sales Warrants
In order to effect the issuance of the ordinary shares
represented by ADSs to be made available for sale and
sold in this “at the market offering” under French law,
the Company is issuing and registering warrants (the
“ATM Sales Warrants”) exercisable for the ordinary
shares, to be represented by ADSs, offered pursuant to this prospectus, with nominal value to the Agents solely for the purpose of effecting the sale of ADSs pursuant to this prospectus. The ATM Sales Warrants may only be
exercised by the Agents at the direction of the
Company in connection with sales pursuant to the Sales
Agreement and, following exercise, will expire or be
redeemed for nominal value. The ATM Sales Warrants
have only nominal value and will not be issued to any
person other than the Agents in connection with this
offering. See “Description of ATM Sales Warrants.”

Ordinary shares outstanding as of July 31, 2025	1,433,244,172 shares

Use of Proceeds
We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for purchase of Bitcoin and for general corporate purposes primarily associated with purchasing Bitcoin.
Pending these uses, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments. See “Use of Proceeds” on page S-7 of this prospectus.

Risk Factors
An investment in the ADSs involves a high degree of risk. See the information set forth or incorporated by reference under “Risk Factors” on page S-5 of this prospectus and on page 6 of the accompanying base prospectus and the other information incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

NYSE Market Symbol for ADSs	SQNS
The number of ordinary shares outstanding as of July 31, 2025 was 1,433,244,172, represented by 143,324,417 ADSs, which excludes:
•Ordinary shares reserved for future issuance under our currently outstanding equity plans, which at July 31, 2025 were represented by an aggregate of 1,200,000 ADSs;
•Ordinary shares issuable upon the exercise of outstanding stock options and warrants granted pursuant to our currently outstanding equity plans, which at July 31, 2025 were represented by 1,134,822 ADSs at a weighted average exercise price of $6.31 per ADS;
•Ordinary shares issuable upon the vesting of restricted shares granted pursuant to our currently outstanding equity plans, which at July 31, 2025 were represented by 2,097,728 ADSs;
•Ordinary shares issuable upon the exercise of outstanding warrants granted pursuant to borrowing arrangements or other strategic or financial transactions, which at July 31, 2025 were represented by 1,204,920 ADSs at a weighted average exercise price of $2.42 per ADS;
•Ordinary shares issuable upon conversion of our outstanding convertible notes at a conversion price of $2.10 per ADS;
•Ordinary shares issuable upon conversion of our outstanding warrants with an exercise price of $1.40 per ADS;
•Ordinary shares issuable upon conversion of our outstanding pre-funded warrants with an exercise price of $0.01 per ADS; and
•Ordinary shares issuable upon exercise of the ATM Sales Warrants.
Unless otherwise stated, all information contained in this prospectus reflects the assumed public offering price of $1.03 per ADS, which was the last reported sale price of an ADS representing our ordinary shares on the NYSE on August 22, 2025.

RISK FACTORS
Investing in the ADSs involves certain risks. You should read the risks and uncertainties set forth below, as well as in the section entitled “Risk Factors” in our most recently filed Form 20-F, as updated by our subsequent filings with the SEC, including our reports on Form 6-K, which are incorporated by reference in this prospectus, before investing in any ADSs that may be offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of those risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of the ADSs could decline.
The exercise or conversion of outstanding stock options, restricted shares, warrants, and convertible notes into ordinary shares will dilute the percentage ownership of our other shareholders and the sale of such shares may adversely affect the market price of the ADSs.
As of July 31, 2025, there were outstanding stock options, warrants (including warrants issued to financial and strategic investors), and unvested restricted shares representing an aggregate of 672.5 million of our ordinary shares (represented by 67.2 million ADSs), and more restricted shares, options and warrants will likely be granted in the future to our officers, directors and employees. In addition, there were outstanding convertible notes representing an aggregate of 900 million of our ordinary shares (represented by 90 million ADSs). We may issue additional warrants or convertible notes in connection with acquisitions, borrowing arrangements or other strategic or financial transactions. The exercise of outstanding stock options, or warrants, the vesting of restricted shares, and the conversion of our convertible notes will dilute the percentage ownership of our other shareholders. The exercise of these options and warrants, the vesting of restricted shares and the conversion of convertible notes, with the subsequent sale of the underlying ordinary shares, could cause a decline in the market price of the ADSs.
Raising additional capital, including as a result of this offering, may cause dilution to our shareholders or restrict our operations.
To the extent we raise additional capital through the sale of equity securities, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree.
The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.
The actual number of ADSs we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an Agency Placement Notice (as defined in the Sales Agreement) to the Agents at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by the designated Agent after delivering an Agency Placement Notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with such Agent. Because the price of each ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ADSs sold, and there is no minimum or maximum sales price under the Sales Agreement. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for purchase of Bitcoin and for general corporate purposes primarily associated with purchasing Bitcoin.
Pending these uses, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION
The following table sets forth capitalization as of June 30, 2025:
•on an actual basis; and
•on an as adjusted basis to give effect to (i) the Equity Private Placement and (ii) the Debenture Private Placement, but without giving effect to the exercise of Common Warrants or Pre-Funded Warrants.
You should read this table in conjunction with other sections of this prospectus and any documents incorporated by reference, including our consolidated financial statements and the related notes.

	At June 30, 2025
	Actual	As Adjusted(3)

	(In thousands)
Cash and cash equivalents	$41,600	$598,995
Equity
Issued capital	$2,974	$35,270
Share premium	14,473	365,048
Other capital reserves	76,397	76,397
Accumulated deficit	(52,161)	(52,161)
Accumulated other comprehensive income (loss)	$(215)	$(215)
Total equity	$41,468	$424,339
Long-term liabilities (current and non-current)
Convertible debt and accrued interest	$—	$174,524	(2)
Convertible debt embedded derivative	—	—	(1)
Government grant advances and interest-free loans	9,810	9,810
Interest-bearing receivables financing (secured)	—	—
Lease liabilities	1,126	1,126
Total capitalization	$52,404	$609,799
__________________
(1)The valuation of the debt and the embedded derivative under IFRS has not yet been performed and is expected to be completed in the third quarter of 2025.
(2)Amount of debt represents $189 million less the 4% discount and less transaction fees.
(3)As of July 31, 2025, Common Warrants to purchase 10,875,000 ordinary shares represented by 1,087,500 ADS had been exercised, providing gross cash proceeds of $1,522,500.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our by-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our by-laws, as amended as of June 30, 2025, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
As of July 31, 2025, our share capital consisted of 1,433,244,172 issued ordinary shares, fully paid, and with a nominal value of €0.01 each, and total authorized capital of 7,317,631,249 ordinary shares. Each ADS represents ten ordinary shares. We have no preferred shares authorized or outstanding.
Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our authorized share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon acquisition of restricted free shares or upon exercise of outstanding stock options, founders warrants, other warrants and convertible notes, as approved by our shareholders and our board of directors.
At the Shareholders’ Ordinary General Meeting and Extraordinary Meeting of Sequans Communications S.A. held on June 30, 2025, our shareholders delegated authority to the Board of Directors to carry out:
•one or several capital increase up to a maximum nominal amount of €70,000,000 (or the equivalent of this amount in any other currency that is legal tender or in any unit of account established with reference to a set of currencies) by issuing shares and/or securities that grant access to our equity, reserved to a specific class of persons and revocation of preemptive subscription rights in favor of such class; and
•one or several issuances of debt instruments and/or to securities that confer the right to an allotment of debt securities up to a maximum nominal amount of €250,000,000 (or the equivalent of this amount in any other currency that is legal tender or in any unit of account established with reference to a set of currencies); reserved to a specific class of persons and revocation of preemptive subscription rights in favor of such class.
The authorization is valid through December 30, 2026.
Reconciliation of the number of ordinary shares outstanding on the opening date of fiscal year 2025 and on July 31, 2025

Number of ordinary shares as of the opening date of the fiscal year 2025	251,408,922
Issuance of ordinary shares during Q1 2025	2,466,360
Issuance of ordinary shares during Q2 2025	1,301,060
Issuance of ordinary shares during Q3 2025	1,178,067,830
Number of ordinary shares as of July 31, 2025	1,433,244,172
Dividends and Liquidation Rights
Dividends
We may make dividend distributions to our shareholders from our net income in each fiscal year (after deductions for depreciation and reserves pursuant to French law and our by-laws), as increased or decreased by any profit or loss carried forward from prior years, and less any contributions to reserves that may be decided by the shareholders under the conditions described below. These distributions are also subject to the requirements of French law and our by-laws.
Legal Reserve
Pursuant to French law, a société par actions must allocate 5% of its net profits for each fiscal year to its legal reserve fund before dividends may be paid with respect to that fiscal year. Funds must be allocated until the amount in that fund is equal to 10% of the nominal amount of its share capital. The legal reserve may not be distributed to shareholders and may not be used to repurchase or reimburse our shares.
Approval of Dividends
Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits among special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, except in case of a capital decrease, we may not distribute dividends to shareholders when our net assets are or would become as a result of such distribution lower than the amount of share capital including reserves which, under French law, may not be distributed to shareholders.
Our by-laws provide that reserves which are available for distribution under French law and our by-laws may be distributed as dividends, subject to shareholder approval and other limitations under French law. Dividends or interim dividends may be paid in cash or shares.
If our interim income statement shows that, since the end of the preceding fiscal year, we have made distributable profits, our board of directors may, subject to French law and regulations, distribute interim dividends without the approval of our shareholders. An interim dividend may not exceed distributable profits.
Distribution of Dividends.
Under French law, subject to the preferred dividends rights that may be attached to our preferred shares set forth in our by-laws, as the case may be, if we distribute dividends they must be distributed to our shareholders pro rata according to their shareholdings. Holders of shares outstanding on the date of the shareholders’ meeting approving the distribution of dividends or, in the case of interim dividends, on the date our board of directors meets and approves the distribution of interim dividends are eligible to receive the dividend payment. The actual dividend payment date is decided by our shareholders at an ordinary general meeting, or by our board of directors, if no decision is taken by our shareholders.
In the event that we are liquidated, our assets remaining after payment of our debts, liquidation expenses and all of our other remaining obligations will be distributed first to repay the nominal value of our shares. After these payments have been made, subject to the preferred liquidation rights that may be attached to our preferred shares set forth in our by-laws, as the case may be, any surplus will be distributed pro rata among our shareholders based on the nominal value of their shareholdings.
To date, we have never declared or paid any cash dividends on our ordinary shares or preferred shares. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business.
Timing of Payment
Pursuant to French Law and our by-laws, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire.
Rights to Share in the Surplus in the Event of Liquidation
In the event that we are liquidated, the general meeting of shareholders determines the method of liquidation and appoints the liquidator(s).
Changes in Share Capital
Pursuant to French Law, we may increase our share capital only with approval of our shareholders at an extraordinary general meeting. The shareholders may delegate to our board of directors to carry out the capital increase for a specified period of time.

There are two methods to increase our share capital: (i) the issuance of additional shares, including the creation of a new class of shares, and (ii) the increase in the nominal value of existing shares. We may issue additional shares for cash or for assets contributed in kind, upon the conversion of debt securities, by capitalization of our reserves or, subject to certain conditions, in satisfaction of our indebtedness. Although, currently, we have only one class of shares, French law permits us to issue different classes of shares that may have different liquidation, voting and dividend rights.
Pursuant to French Law, we may decrease our share capital only with the approval of our shareholders at an extraordinary general meeting. The shareholders can authorize the board of directors to carry out the capital decrease for a specified period of time. There are two methods to decrease our share capital: (i) decreasing the number of shares outstanding and (ii) decreasing the nominal value of our shares. The conditions under which the share capital may be decreased vary depending upon whether the decrease is attributable to losses. We may, under certain conditions, decrease the number of outstanding shares either by a reverse stock split or by the repurchase and cancellation of our shares. Any decrease must meet the requirements of French law, which states that all the holders of shares in each class of shares must be treated equally unless each affected shareholder otherwise agrees.
Attendance and Voting at Shareholders’ Meetings
French companies may hold either ordinary or extraordinary shareholders’ general meetings. Ordinary general meetings are required for matters that are not specifically reserved by law to the extraordinary general meetings and include the election and dismissal of the members of the board of directors, the appointment of statutory auditors, the approval of the annual accounts, the approval of agreements entered into between the company and its officers, directors and shareholders holding more than 10% of the voting rights, the declaration of dividends, the payment of dividends in shares, the repurchase by the company of its shares in connection, inter alia, with employee profit-sharing or share option plans, and the issue of bonds. Extraordinary general meetings are required for approval of amendments to our by-laws, modification of shareholders’ rights, mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issue of securities convertible or exchangeable into shares and for the sale or transfer of substantially all of our assets that would result in a change of our corporate purpose.
Our board of directors is required to convene an annual general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months after the close of the relevant fiscal year. However, the president of the tribunal des activités économiques, the French commercial court, may order an extension of this six-month period. We may convene other ordinary and extraordinary meetings at any time during the fiscal year as necessary. Under French Law, general meetings of the shareholders may be convened by our board of directors or, if it fails to call a meeting, by our statutory auditors or by a court-appointed agent (mandataire ad hoc). Shareholders holding individually or in the aggregate at least 5% of our share capital, or another interested party under certain circumstances, may petition the court to appoint such an agent. The notice convening of a shareholders’ general meeting must state the agenda for such meeting.
Notice of a shareholders’ general meeting must be sent by regular or electronic mail, or registered letter if the shareholder so asks, at least 15 days before the meeting to all holders of registered shares. However, in the case where quorum was not met at the original meeting and was therefore adjourned, the general meeting can be reconvened under the same agenda within a reduced six-day time period. The convening notice must include the agenda of the meeting and a draft of the resolutions that will be submitted to the shareholders.
Attendance and the exercise of voting rights at both ordinary and extraordinary general meetings of shareholders are subject to certain conditions pursuant to French law. Under our by-laws, in order to participate in any general meeting, a holder of registered shares must have his shares fully paid-in and registered in its name in a shareholder account maintained by or on behalf of us at least three days prior to the meeting.
Subject to the above restrictions, all of our shareholders have the right to participate in our general meetings, either in person or by proxy. Shareholders may vote, either in person, by proxy or by mail (by use of a form), and their votes are counted in proportion to the number of shares they hold. A shareholder may grant a proxy only (i) to his or her spouse, (ii) to another shareholder or, (iii) if the shareholder is a corporation, to a legal representative.

Under French law, our shares held by entities controlled directly or indirectly by us are not entitled to voting rights. There is no requirement that a shareholder have a minimum number of shares in order to be able to attend or be represented at a general meeting.
Under French law, a quorum requires the presence, in person or by proxy (including those voting by mail) of shareholders having at least (1) 20% of the shares entitled to vote in the case of an ordinary shareholders’ general meeting or at an extraordinary shareholders’ general meeting where shareholders are voting on a capital increase by capitalization of reserves, profits or share premium, or (2) 25% of the shares entitled to vote in the case of any other extraordinary shareholders’ general meeting. If a quorum is not present, the meeting is adjourned. There is no quorum requirement when an ordinary general meeting is reconvened, but the reconvened meeting may consider only questions which were on the agenda of the adjourned meeting. When an extraordinary general meeting is reconvened, the quorum required is 20% of the shares entitled to vote, except where the reconvened meeting is considering capital increases through capitalization of reserves, profits or share premium. For these matters, no quorum is required at the reconvened meeting. If a quorum is not present at a reconvened meeting requiring a quorum, then the meeting may be postponed for a maximum of two months.
At an ordinary shareholders’ general meeting, approval of any resolution requires the affirmative vote of a simple majority of the votes of the shareholders present or represented. The approval of any resolution at an extraordinary shareholders’ general meeting requires the affirmative vote of a two-thirds majority of the votes of shareholders present or represented, except that any resolution to approve a capital increase by capitalization of reserves only requires the affirmative vote of a simple majority of the votes of shareholders present or represented. Notwithstanding these rules, a unanimous vote is required to increase shareholders’ liabilities.
In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting.
As set forth in our by-laws, shareholders’ meetings are held at our registered office or at any other location specified in the written notice.
Preferential Subscription Rights
Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. This right is only reserved to holders of ordinary shares or preferred shares. Shareholders may waive their preferential rights on an individual basis. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights. During the subscription period relating to a particular offering of shares, shareholders may transfer their preferential subscription rights that they have not previously waived. To the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at any extraordinary meeting where shareholders are asked to approve an increase in our capital by issuing additional shares and/or other securities convertible or exchangeable into shares.
Form and Holding of Shares
Our by-laws provide that our ordinary shares shall be held in registered form. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Registered shares are entered into an account maintained by us or by a representative that we have nominated. We maintain accounts in the name of each shareholder either directly or, at a shareholder’s request, through such shareholder’s accredited intermediary. Each shareholder’s account shows the name and number of shares held.

Repurchase and Redemption of Shares
Under French law, we may acquire our own shares for the following purposes only:
•to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting. In this case, the repurchased shares must be cancelled within one month from their repurchase date;
•to provide shares for distribution to employees or managers under a profit-sharing or share option plan; and
•to facilitate an issue of additional shares or securities convertible or exchangeable into shares, a merger or a spin-off, approved by the shareholders at an ordinary general meeting.
The amounts repurchased under this section cannot result in us holding more than 10% of our own shares. In the event that such repurchases result in us holding more than 10% of our issued shares, we are required to transfer any shares in excess of the 10% threshold within one year. French law requires that we cancel any shares in excess of this 10% limit that have not been transferred within the one-year period.
When we purchase our own shares, they must be held in registered form and be fully paid. These shares are deemed to be outstanding under French law, but are not entitled to any dividends or voting rights, and we may not exercise preferential subscription rights. The shareholders, at an extraordinary general meeting, may decide not to take such shares into account in determining the preferential subscription rights attached to the other shares. In the absence of such a decision, the rights attached to any shares held by us must either be sold on the market before the end of the subscription period or distributed to other shareholders on a pro rata basis.
Cross Shareholdings and Holding of Our Shares by Our Subsidiaries
French law prohibits a company from holding our shares if we hold more than 10% of that company’s share capital and we may not own any interest in a French company holding more than 10% of our share capital. In the event of a cross shareholding that violates this rule, the company owning the smaller percentage of shares in the other company must sell its interest. Until sold, these shares are deprived of their voting rights. Failure by the officers and directors of a company to sell these shares is a criminal offense.
In the event that one of our subsidiaries holds our shares, these shares are deprived of their voting rights. However, French law does not require the subsidiary to sell the shares.
General Description of our By-laws
The following summarizes certain terms and provisions contained in our by-laws. This summary is not complete, and you should read our by-laws (statuts), which were filed as an exhibit to our Registration Statement on Form F-3, of which this prospectus forms a part.
Corporate Purposes (Article 3)
Our company is engaged in the business of researching, developing and commercializing silicon and software solutions in the areas of broadband wireless access, specifically compliant with LTE standards or other similar broadband wireless standards.
Our corporate purpose in France and in all countries includes the following:
•The study, development and marketing of all products and/or services relating to radio fixed and/or optical-type communication networks systems;
•Advising and training, by all means and technical media, relating to the aforementioned fields of operations;

•The participation, directly or indirectly, in all transaction that may be related to any of the purposes defined above, through the creation of new companies or legal entities, the contribution, subscription, or purchase of securities or corporate rights, acquisition of interests, mergers, partnerships, or any other methods;
•And, more generally, all industrial, commercial, and financial transactions, or transactions involving movable or fixed assets, that may be related directly or indirectly, in whole or in part, to any of the aforementioned corporate purposes, or to any similar or related purposes, or to any and all purposes that may enhance or develop the company’s business, including, but not limited to, all investments (exchanges, conservation, and access) in state or non-state currencies for any purpose whatsoever, including the constitution of cash reserves.
Directors’ Voting Powers
Under French law, agreements entered into directly or indirectly between us and our directors are subject to a prior approval of the board of directors and must be ratified by our ordinary shareholders’ general meeting on the basis of a specific report issued by our statutory auditors on such agreements. The director who is interested in the agreement cannot vote on the proposal at the board meeting.
As compensation, directors receive attendance fees set annually by the shareholders upon recommendation of the board of directors. The directors may take part in the vote on the resolution deliberating on their attendance fees. Attendance fees must be differentiated from any other sum a director may receive as a compensation for a particular service provided (i.e. employment contract, chairman of the board). In addition, the directors may be granted warrants by the shareholders’ general meeting.
Director participation at board of directors meetings is not mandatory. Directors may therefore be represented by another director at meetings. In such case, a written power of attorney can be given to another director. Each director may only represent one other director.
Rights, Preferences and Restrictions Attaching to Each Class of Shares
Our shareholders are not required to subscribe to any of our further capital calls.
At this time, we have only one class of shares. Each share gives the right to one vote on all matters submitted to our shareholders. Each share also gives the right to share in the profits and corporate assets, pro rata the amount of our share capital which it represents. Our shareholders only bear losses for up to the amount of their investment. However, in the event we declare bankruptcy, one or several shareholders who could be considered as either (i) having become our de facto manager and, as such, taken decisions that contributed to our insolvency or failed to take decisions that would have prevented such insolvency, or (ii) having in such capacity comingled vis-à-vis third parties between his or her own assets and our own assets may be liable for losses greater than his/her investment. In the event of a capital increase, a majority of shareholders may decide to suppress the preferential subscription rights of all shareholders in favor of a beneficiary or a category of beneficiaries, including existing shareholders who are nevertheless excluded from such vote.
We cannot increase the commitments or liabilities of our shareholders; such a change can only be agreed to by each shareholder individually.
Under our by-laws, our extraordinary general meeting may decide to issue preferred shares bearing preferred voting and financial rights.
Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of our Company
The sections of the by-laws relating to the number of directors, election and removal of a director from office may be modified only by a resolution adopted by 66 2/3% of our shareholders present or represented. These provisions, and other procedural provisions contained in our by-laws, may have the effect or delaying or deferring a change in control.

Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our by-laws presently limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of the ADSs. In particular such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
Our shareholders have preferential subscription rights as described above under “Description of Share Capital—Preferential Subscription Rights.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the U.S. (which may be in the form of ordinary shares or ADSs representing our ordinary shares) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. to exercise the rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of our ordinary shares represented by ADSs, the Depositary may make these rights or other distributions available to holders after we instruct it to do so in the United States. If we fail to do this and the Depositary determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section entitled “Description of American Depositary Receipts—Dividends, Other Distributions and Rights” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, registers and delivers the ADSs. Each ADS represents ten ordinary shares (or a right to receive ten ordinary shares) deposited with the principal Paris office of Société Générale or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. A copy of our amended and restated deposit agreement (the “Deposit Agreement”), dated as of May 14, 2018, as amended by an amendment dated as of September 11, 2023, among us, the depositary, owners and holders of ADSs are filed with the SEC as Exhibit 2.2 and Exhibit 2.5, respectively, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “Form 20-F”).
Any ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of the convertible notes or exercise of warrants, will be deposited for delivery of ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent ten ordinary shares (or a right to receive ten ordinary shares) deposited with the principal Paris office of Société Générale or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 240 Greenwich Street, Floor 8W, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. The Deposit Agreement among us, the depositary and the owners and holders of ADSs, including you as a beneficial owner, set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the Deposit Agreement and the ADRs.
We refer to the shares that are at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the Deposit Agreement as “Deposited Securities.”
The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the entire Deposit Agreement and the form of ADR, which is included in the Deposit Agreement.
Deposit, Transfer and Withdrawal
French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.
The depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon deposit with the custodian of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.

Upon surrender of an ADS at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the Deposit Agreement, our by-laws and the Deposited Securities, ADS owners are entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property and documents of title for such delivery will be at the risk and expense of the ADS holder.
Subject to the terms and conditions of the Deposit Agreement and any limitations established by the depositary, unless requested by us to cease doing so, the depositary may deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.
Dividends, Other Distributions and Rights
The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities in the depositary facility, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
While we do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future, if and when we do pay any cash dividend or other cash distribution on the ordinary shares, the depositary will convert, as promptly as practicable, any cash dividend or other cash distribution into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained with reasonable efforts, the Deposit Agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
Ordinary Shares
The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution upon our request or after consulting with us. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares; however, the depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Ordinary Shares
If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal or practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.
U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
Other Distributions
The depositary will send to ADS holders anything else we distribute on deposited securities by any means it determines is equitable and practicable after consulting with us, to the extent practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method subject to consulting with us, to the extent practicable. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Record Dates
Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the represented ordinary share or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the Deposit Agreement or (iii) to facilitate any other matter for which the record date was set.
Voting of Deposited Securities
ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.
The depositary will try, as far as practical, and subject to the laws of France and to our by-laws, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 45 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date with respect to a question to be voted upon and (iii) unless we have informed the depositary that (x) we do not wish to receive a proxy to vote uninstructed shares; (y) there is substantial shareholder opposition to a particular question; or (z) the particular question is materially adverse to the interests of shareholders, the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is without negligence and in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.
Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.
The depositary will terminate the Deposit Agreement at our direction, if given, by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the Deposit Agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.
After termination, the depositary and its agents will do the following under the Deposit Agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations under the Deposit Agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former ADS holders.
Charges of Depositary
See Item 12, “Description of Securities Other than Equity Securities - D. American Depositary Shares - Fees and Expenses” in our Form 20-F, which is incorporated by reference into this prospectus.
Liability of Owner for Taxes
If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.

DESCRIPTION OF ATM SALES WARRANTS
In order to effect the issuance of the ordinary shares to be represented by ADSs to be made available for sale and sold in this “at the market offering” under French law, the Company is issuing and registering warrants with nominal value to the Agents solely for the purpose of effecting the sale of ADSs pursuant to this prospectus. The warrants (the “ATM Sales Warrants”) will be issued pursuant to a Warrant Agreement by and between the Company and Roth (the form of which is included as an exhibit to the registration statement of which this prospectus forms a part) (the “Warrant Agreement”).
The Warrants are exercisable for up to $200 million of ADSs representing ordinary shares and are exercisable only at the direction of the Company in connection with the delivery of a Warrant Exercise Request Notice, as defined in the Sales Agreement, to effect sales of ADSs pursuant to this prospectus. The subscription price of the warrants is $0.01 per warrant. Upon exercise of an ATM Sales Warrant, an Agent will subscribe for the ordinary shares exercisable upon such warrant, which ordinary shares will be deposited with the Depositary and the ADSs representing such ordinary shares will be delivered to the Agent.
The ATM Sales Warrants may only be exercised by the Agents at the direction of the Company in connection with sales pursuant to the Sales Agreement and, following exercise, will expire or be redeemed for nominal value. Any issued warrants are exercisable until the earlier of (i) the first day following the end of a six-month period from issuance, (ii) the date of receipt of a call notice from the Company, and (iii) December 30, 2026. The ATM Sales Warrants have only nominal value and will not be issued to any person other than the Agents in connection with this offering.

CERTAIN INCOME TAX CONSIDERATIONS
This description is based in part upon the representation of the custodian and the assumption that each obligation in the Deposit Agreement with the depositary relating to your ADSs and any related agreement will be performed in accordance with their terms.
Material United States Federal Income Tax Consequences
The following is a description of the material United States federal income tax consequences of the acquisition, ownership and disposition of the ADSs. This description addresses only the United States federal income tax consequences to holders that are purchasers of the ADSs and hold such ADSs as capital assets (generally property held for investment). This description does not address tax considerations applicable to holders that may be subject to special tax rules, including:
•financial institutions or insurance companies;
•real estate investment trusts, regulated investment companies or grantor trusts;
•dealers or traders in securities or currencies;
•tax-exempt entities;
•certain former citizens or former long-term residents of the United States;
•persons that received the ADSs as compensation for or in connection with the performance of services;
•persons that will hold the ADSs as part of a “hedging” or “conversion” transaction or as a position in a “straddle” for United States federal income tax purposes;
•holders that will hold the ADSs through a partnership or other pass-through entity;
•U.S. Holders, as defined below, whose “functional currency” is not the United States dollar; or
•holders that own, directly, indirectly or through attribution, 10.0% or more of the voting power or value of our shares.
Moreover, this description does not address the United States federal estate and gift or alternative minimum tax, or foreign, state or local tax, consequences of the acquisition, ownership and disposition of the ADSs.
This description is based on the United States Internal Revenue Code of 1986, as amended, or the “Code,” existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.
For purposes of this description, a “U.S. Holder” is a beneficial owner of the ADSs that, for United States federal income tax purposes, is:
•a citizen or resident of the United States;
•a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if such trust has validly elected to be treated as a United States person for United States federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

A “Non-U.S. Holder” is a beneficial owner of the ADSs that is neither a U.S. Holder nor a partnership, or other entity or arrangement treated as a partnership, for United States federal income tax purposes.
If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes holds the ADSs, the tax treatment of such partnership, or a partner in such partnership will depend on the status of the partner and the activities of the partnership. Such a partner or partnership is encouraged to consult its tax advisor as to its tax consequences.
You are encouraged to consult your tax advisor with respect to United States federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs.
For United States federal income tax purposes, you will be treated as the owner of our ordinary shares represented by your ADSs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, will not be subject to United States federal income tax.
Distributions with Respect to ADSs
If you are a U.S. Holder, for United States federal income tax purposes, the gross amount of any distribution made to you with respect to your ADSs (other than certain distributions, if any, of the ADSs or ordinary shares distributed pro rata to all our shareholders), before reduction for any French taxes withheld therefrom, will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under United States federal income tax principles. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” to the extent, if any, that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under United States federal income tax principles, such excess amount will be treated first as a tax-free return of your adjusted tax basis in your ADSs and thereafter as capital gain. We do not expect to maintain calculations of our earnings and profits under United States federal income tax principles and, therefore, if you are a U.S. Holder you should expect that the entire amount of any distribution generally will be reported as dividend income to you.
Dividends, if any, paid to U.S. Holders in euros or currency other than the U.S. dollar (“Other Foreign Currency”) will be includible in income in a U.S. dollar amount based on the prevailing spot market exchange rate in effect on the date of actual or constructive receipt, whether or not converted into U.S. dollars at that time. Assuming dividends received in euros (or Other Foreign Currency) are converted into U.S. dollars on the day they are received, the U.S. Holder will not be required to recognize foreign currency gain or loss in respect of the dividend income. If, however, the payment is not converted at that time, a U.S. Holder will have a tax basis in euros (or Other Foreign Currency) equal to the U.S. dollar amount of the dividend included in income, which will be used to measure gain or loss from subsequent changes in exchange rates. Any gain or loss that a U.S. Holder recognizes on a subsequent conversion of euros (or Other Foreign Currency) into U.S. dollars (or on other disposition) generally will be U.S. source ordinary income or loss. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if the dividends are paid in euros (or Other Foreign Currency).
Subject to certain conditions and limitations, French tax withheld on dividends may be deducted from your United States federal taxable income or credited against your United States federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends, if any, that we distribute will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements or if you engage in certain risk reduction transactions. If you are a U.S. Holder, dividends, if any, paid to you with respect to your ADSs will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The rules relating to the determination of the foreign tax credit are complex, and you are encouraged to consult your tax advisor to determine whether and to what extent you will be entitled to this credit.
Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you should not be subject to United States federal income or withholding tax on dividends received by you on your ADSs unless such income is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base).
Sale, Exchange or Other Disposition of ADSs
Subject to the discussion below under “Passive Foreign Investment Company Considerations,” if you are a U.S. Holder, you will recognize capital gain or loss on the sale, exchange or other disposition of your ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in your ADSs. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of ADSs will be eligible for the preferential rate of taxation applicable to long-term capital gains if your holding period for such ADSs exceeds one year (i.e., such gain is long-term capital gain). Gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source gain or loss, as the case may be, for foreign tax credit limitation purposes. The deductibility of capital losses for United States federal income tax purposes is subject to limitations.
Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you will not be subject to United States federal income, or withholding, tax on any gain realized on the sale or exchange of your ADSs unless:
•such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base); or
•you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.
Passive Foreign Investment Company Considerations
A non-U.S. corporation will be classified as a “passive foreign investment company,” or a PFIC, for United States federal income tax purposes for any taxable year in which, after applying certain look-through rules, either
•at least 75% of its gross income is “passive income;” or
•at least 50% of the average value of its gross assets is attributable to assets that produce “passive income” or are held for the production of passive income.
Passive income for this purpose includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income, including amounts derived by reason of the investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.
Based on the character of our gross income and the average value of our passive assets relative to the gross value of our assets for the taxable year ended December 31, 2024, we do not believe we were a PFIC for 2024. Because PFIC status is determined annually based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for 2025 or any other future year until after the close of that year and our PFIC status may change from year to year. In addition, because the market price of the ADSs (which has fluctuated and is likely to fluctuate in the future) may affect the determination of whether we are a PFIC, it is difficult to predict whether we will be a PFIC for the current taxable year or any future year and there can be no assurance that we will not be a PFIC for any taxable year. If our market capitalization declines while we hold a substantial amount of cash and cash-equivalents for any taxable year we may be a PFIC for that taxable year. Under the income test, our status as a PFIC depends on the composition of our income for the relevant taxable year which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how we spend the cash we raise in any offering, including this offering. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the IRS will agree with our conclusion. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as nonpassive or our valuation of our tangible and intangible assets, each of which may result in us being treated as a PFIC for any prior taxable year or us becoming a PFIC for our current taxable year or any future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, the current, or any future taxable year.
If we are a PFIC for a given year, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you for the year (defined as your ratable portion of distributions in the year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition (including a pledge) of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, the tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions with Respect to ADSs.”
Certain elections are available to U.S. Holders of shares that may serve to alleviate some of the adverse tax consequences of PFIC status described above. One such election is a qualified electing fund, or a QEF, election, under which you would be required to include in income on a current basis your pro rata share of our ordinary earnings as ordinary income and your pro rata share of our net capital gains as capital gain. However, we do not expect to provide to U.S. Holders the information needed to report income and gain pursuant to a QEF election, and we make no undertaking to provide such information in the event that we are a PFIC.
Under an alternative tax regime, you may also avoid certain adverse tax consequences relating to PFIC status discussed above by making a mark-to-market election with respect to your ADSs, provided that the ADSs are “marketable.” The ADSs will be marketable if they are regularly traded on certain U.S. stock exchanges, including the NYSE, or on certain non-U.S. stock exchanges. For these purposes, the ADSs will be considered regularly traded during any calendar year during which they are traded, other than in negligible quantities, on at least 15 days during each calendar quarter. U.S. Holders should be aware, however, that if we are determined to be a PFIC, the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of our subsidiaries that also may be determined to be a PFIC, and the mark-to-market election would not be effective for such subsidiaries.
If you choose to make a mark-to-market election, you would recognize as ordinary income or loss each year in which we are a PFIC an amount equal to the difference as of the close of the taxable year between the fair market value of your ADSs and your adjusted tax basis in your ADSs. Losses would be allowed only to the extent of net mark-to-market gain previously included by you under the election for prior taxable years. If the mark-to-market election were made, then the PFIC rules described above relating to excess distributions and realized gains would not apply for periods covered by the election. If you do not make a mark-to-market election for the first taxable year in which we are a PFIC during your holding period of the ADSs, you would be subject to interest charges with respect to the inclusion of ordinary income attributable to each taxable year in which we were a PFIC during your holding period before the effective date of such election.
A U.S. Holder who is a direct or “indirect” holder of stock of a PFIC must file United States Internal Revenue Service Form 8621 in respect of such PFIC for a taxable year in the circumstances described in the United States Treasury Regulations. You are encouraged to consult your tax advisor as to our status as a PFIC, and, if we are treated as a PFIC, the effect on you of, and the reporting requirements with respect to, the PFIC rules, including the availability and consequences of making any of the elections mentioned above, as well as concerning your annual filing requirements.
Medicare Tax
A United States person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on net investment income in excess of certain amounts. In the case of an individual, the tax is imposed on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over $250,000 (in the case of a taxpayer filing a joint return or a surviving spouse), $125,000 (in the case of a married taxpayer filing a separate return) or $200,000 (in any other case). In the case of an estate or trust, the tax is imposed on the lesser of (1) the entity’s “undistributed net investment income” for the taxable year and (2) the excess (if any) of the entity’s “adjusted gross income” over the dollar amount at which the highest tax bracket begins for such entity. A holder’s net investment income will include its gross dividend income and its net gains from the disposition of ADSs, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ADSs.
Information with Respect to Foreign Financial Assets
Individuals who are U.S. citizens or resident aliens, certain nonresident aliens of the United States and “specified domestic entities” that own “specified foreign financial assets” with an aggregate value in excess of certain threshold amounts are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities, including ADSs issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. In addition, under a law known as the “Bank Secrecy Act” U.S. citizens, green card holders and resident aliens, as well as domestic entities must file a FinCEN Form 114 with the Financial Crimes Enforcement Network if the aggregate value of all “foreign financial accounts” held by such person exceeds $10,000 at any time during a particular calendar year. Holders of ADSs are encouraged to consult their tax advisors regarding the application of these reporting requirements as they relate to their ownership of ADSs.
Backup Withholding Tax and Information Reporting Requirements
United States backup withholding tax and information reporting requirements apply to certain payments to certain non-corporate holders of stock. Information reporting will apply to payments of dividends on, and to proceeds from the sale or redemption of, the ADSs made within the United States, or by a United States payor or United States middleman, to a holder of the ADSs, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ADSs within the United States, or by a United States payor or United States middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the beneficial owner’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Material French Tax Consequences
The following is a description of the material French tax consequences of the acquisition, ownership and disposition of the ADSs by a U.S. Holder. This description is based on applicable tax laws, regulations and judicial decisions as of the date of this prospectus, and, where applicable, the Convention between the United States of

America and the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, dated August 31, 1994, as amended from time to time (the “U.S. Treaty”).
This description is based in part upon the representation of the custodian and the assumption that each obligation in the Deposit Agreement with the depositary relating to your ADRs and any related agreement will be performed in accordance with their terms.
The following is a description of the principal tax effect on U.S. Holders for the purposes of French tax if, all of the following points apply:
•the U.S. Holder owns, directly, indirectly or constructively, less than 10% of the Company capital and dividend rights;
•the U.S. Holder is entitled to the benefits of the U.S. Treaty (including under the “limitation on benefits” article of the U.S. Treaty);
•the U.S. Holder does not hold the ADSs through a permanent establishment or a fixed base in France;
•the U.S. Holder is not multi-resident;
•the U.S. Holder does not hold the ADSs through a non-U.S. based pass-through entity; and
•the U.S. Holder does not receive dividend, capital gains or other payments on the ADSs on an account located in a Non-cooperative State as defined in Article 238-0 A of the French General Tax Code and as mentioned in a list published by the French tax authorities as amended from time to time.
A U.S. Holder to whom all the above requirements apply will be hereafter defined as a Qualifying U.S. Holder.
This description is relevant only to holders of ADSs who are Qualifying U.S. Holders.
For purposes of the U.S. Treaty Qualifying, U.S. Holders of ADSs will be treated as the owners of Company’s ordinary shares represented by such ADSs.
Special rules apply to U.S. expatriates, insurance companies, pass-through entities and investors in such entities, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax and securities broker-dealers, among others. Those special rules are not discussed in this prospectus.
Holders of Company ADSs are encouraged to consult their own tax advisors as to the particular tax consequences to them of owning the ADS, including their eligibility for benefits under the U.S. Treaty, the application and effect of state, local, foreign and other tax laws and possible changes in tax laws or in their interpretation.
Taxation of Dividends
Dividends paid by a French company to corporate non-French holders are subject to a withholding tax at a rate equal to the standard corporate income tax rate (i.e., 25% as from 2023). Such withholding tax rates can be increased to 75% if the dividend is paid towards Non-cooperative States or territories (as mentioned above) irrespective of the tax residence of the beneficiary of the dividends. Such withholding tax rates may, however, be reduced or eliminated by application of a tax treaty with France.
Dividends paid by a French company to individual non-French holders are generally subject to a 12.8% withholding tax. Such withholding tax rate can be increased to 75% if the dividend is paid towards Non-cooperative States or territories (as mentioned above) irrespective of the tax residence of the beneficiary of the dividends. Such withholding tax rates may, however, be reduced or eliminated by application of a tax treaty with France.
Should the U.S. Treaty apply, the withholding tax rate may generally be limited to 15 percent of the gross amount of the dividends, provided that the income is distributed directly by the depositary to the Qualifying U.S. Holders.

Taxation of Capital Gains
A Qualifying U.S. Holder will not be subject to any French income or withholding tax on any capital gain realized upon the sale or exchange of ADSs of the Company.
Estate and Gift Taxes
Under the Convention between the United States of America and the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritance and Gifts, dated November 24, 1978 (as amended from time to time), if a U.S. Holder transfers his or her shares by gift or by reason of the U.S. Holder’s death, that transfer will not be subject to French gift or inheritance tax unless the U.S. Holder is domiciled in France at the time of making the gift or at the time of his or her death or if the shares are held for use in the conduct of a business or profession through a permanent establishment or a fixed base in France.
Wealth Tax
As of January 1, 2018, the French wealth tax namely the Impôt de Solidarité sur la Fortune (“ISF”) is replaced by the Impôt sur la Fortune Immobilière (“IFI”). The IFI generally applies to real estate assets to the extent that their net value exceeds €1,300,000. Therefore, all other movable assets (tangible assets, shares, life insurance, cash, etc.) are excluded from the tax base, unless their underlying assets (direct or indirect) consist of real estate assets or rights. However, a general exclusion applies to real estate assets owned by companies pursuing a commercial, industrial, craft, agricultural or liberal activity when the taxpayer (together with the members of its tax household) holds directly or indirectly less than 10% of the share capital or the voting rights of the company.
As a result, Qualifying U.S. Holders will not be subject to French IFI in respect of their ownership of ADSs.

ENFORCEMENT OF CIVIL LIABILITIES
We are a société anonyme, or limited liability corporation, organized under the laws of France. The majority of our directors and executive officers reside in France and other countries outside the U.S. A portion of our assets and of such persons’ assets are located outside the United States. As a result, it may be difficult for investors:
•to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;
•to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and
•to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.
In addition, actions in the United States under U.S. federal securities laws could be affected under certain circumstances by French Law No. 68-678 of July 26, 1968, as amended by French Law No. 80-538 of July 16, 1980 and French Ordinance No. 2000-916 of September 19, 2000 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.
Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter and which has become effective in France.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
There may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.
Finally, we have designated GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814, as our agent for service of process in the United States with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United

States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with the Agents, dated August 25, 2025. Pursuant to the Sales Agreement, under this prospectus we may issue and sell the ADSs having aggregate sales proceeds of up to $200 million from time to time through or to the Agents, acting as sales agent or principal, subject to certain limitations. Sales of shares of the ADSs, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.
Each time we wish to issue and sell ADSs under the Sales Agreement pursuant to any Agency Transaction (as defined in the Sales Agreement), we will notify the designated Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Each of the Agents has agreed that once it has been so instructed, unless it declines to accept the terms of the notice, it will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms.
From and after the date hereof, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the date hereof, to direct the Agents on any trading day to act on a principal basis and exercise an ATM Sales Warrant for the purchase of ADSs as set forth in the Sales Agreement, by timely delivering a Warrant Exercise Request Notice (as defined in the Sales Agreement) to the designated Agent in accordance with the Sales Agreement; provided, however, only one Warrant ADS Purchase (as defined in the Sales Agreement) may be requested per day, unless otherwise agreed to by Roth. The ATM Sales Warrants have been issued to the Agents and registered pursuant to this prospectus in order to effect the issuance of the ordinary shares to be represented by ADSs to be made available for sale and sold in this “at the market offering” under French law. The ATM Sales Warrants may only be exercised by the Agents at the direction of the Company in connection with sales pursuant to the Sales Agreement and, following exercise, will expire or be redeemed for nominal value. The ATM Sales Warrants have only nominal value and will not be issued to any person other than the Agents in connection with this offering. See “Description of ATM Sales Warrants.”
Each of the Agents will be entitled to a commission in an amount (i) up to 3.0% of the gross sales price per share sold through it as a sales agent in an Agency Transaction, under the Sales Agreement. The compensation that the Company shall pay to an Agent for any Principal Transaction (as defined in the Sales Agreement) shall be pursuant to the terms of the applicable Warrant Exercise Request Notice, as defined in the Sales Agreement. The Agents may also receive customary brokerage commissions from purchasers of the ADSs in compliance with FINRA Rule 2121. The Agents may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Agents and/or purchasers of shares of ADSs for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse the legal expenses of the Agents in an amount not to exceed $100,000 in connection with the execution and filing of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation payable or fees reimbursable to the Agents under the terms of the Sales Agreement, will be approximately $693,000.
Settlement for sales of ADSs sold in Agency Transactions will occur on the second business day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the designated Agent in connection with a particular Agency Transaction, in return for payment of the net proceeds to us. Settlement for sales of ADSs sold in Principal Transactions shall occur as provided for in the applicable Warrant Exercise Request Notice. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the Sales Agreement will terminate upon the earliest of (a) the 24-month anniversary of the date of the Sales Agreement, (b) the sale of all shares of ADSs subject to the Sales Agreement or (c) as otherwise permitted therein.
In connection with the sales of ADSs on our behalf, the Agents will be deemed “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The Agents and their affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus.

LEGAL MATTERS
The validity of the ordinary shares represented by ADSs offered in this offering will be passed upon for us by Orrick, Herrington & Sutcliffe (Europe) LLP, Paris, France, our French counsel. Lowenstein Sandler LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus. The Sales Agents are being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Sequans Communications S.A. appearing in Sequans Communications S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2024 have been audited by Ernst & Young Audit, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES
The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

U.S. dollars in thousands
SEC registration fee	$31
Depositary	$320
Legal fees and expenses	$340
Accounting fees and expenses	$18
Printing expenses	$5
Miscellaneous expenses	$10
Total	$693

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but that is not delivered with the prospectus at no cost, upon written or oral request to us. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address: 15-55 boulevard Charles de Gaulle, 92700 Colombes, France. The telephone number at this address is +33 1 70 72 16 00.
We are a foreign private issuer (as such term is defined in the Exchange Act). We are subject to the informational requirements of the Exchange Act, file our annual reports on Form 20-F, and furnish reports on Form 6-K and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.
Our corporate Internet address is www.sequans.com. We make available free of charge on or through our website our annual reports, current reports, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the SEC, rules. Information contained on our website is not part of this report or any other report filed with the SEC. The SEC also maintains an Internet site http://www.sec.gov that contains reports, proxy and information statements, and other information that we filed electronically.
As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to, among others, Rules 13a-11, 13a-13, 15d-11 and 15d-13 promulgated under the Exchange Act. Moreover, while we have and expect to continue to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, our ordinary shares are not listed and we do not currently intend to list our ordinary shares on any market in France, our home country. As a result, we are not subject to the reporting and other requirements of listed companies in France. For instance, we are not required to publish quarterly or semi-annual financial statements. Accordingly, there is less publicly available information concerning our company than there would be if we were a U.S. public company.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:
•our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 30, 2025; and
•our Reports of Foreign Issuer on Form 6-K furnished with the SEC on May 6, 2025, May 14, 2025, June 16, 2025, June 23, 2025, June 23, 2025, June 23, 2025, June 23, 2025, June 30, 2025, July 8, 2025, July 17, 2025, and July 31, 2025; and
•the description of our securities in the Registration Statement on Form F-1 (Registration No. 333-173001) under the heading “Description of American Depositary Receipts,” as supplemented by the revised form of American Depositary Receipt filed on November 19, 2019 pursuant to Rule 424(b)(3) of the Securities Act (Registration No. 333-224589), including any other amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 30, 2025.
The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 6-K and Form 20-F qualify this entire prospectus. Statements in this prospectus may modify or supersede statements in the Form 6-K and Form 20-F and therefore the modified or superseded part of the original statement is not part of this prospectus.
We incorporate by reference into this prospectus all subsequent annual reports on Form 20-F after the date of this prospectus and before we terminate this offering. We also may incorporate by reference into this prospectus our reports on Form 6-K furnished after the date of this prospectus and before we terminate this offering that we identify in the Form 6-K as being incorporated into this registration statement. We may modify or supersede any statement in this prospectus by statements in documents we incorporate by reference after the date of this prospectus. When that happens, the modified or superseded part of the original statement is not part of this prospectus.

Up to $200 Million
American Depositary Shares Representing Ordinary Shares
PROSPECTUS

Roth Capital Partners

Citizens Capital Markets	Lake Street	Northland Capital Markets

August 25, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.    Indemnification of Directors and Officers
We maintain liability insurance for our directors and officers, including insurance against liabilities under the Securities Act.
Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows société anonyme to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.
We maintain liability insurance for directors and officers, including insurance against liability under the Securities Act and we have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.
These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.
In any underwriting agreement we enter into in connection with the sale of the securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors and officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 9.    Exhibits

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

1.2	Form of Sales Agreement.

3.1	By-laws (statuts) of Sequans Communications S.A. effective July 7, 2025 (incorporated by reference from Exhibit 3.1 to the registrant’s Form F-3 filed July 16, 2025, File No. 333-288709).

4.1
Deposit Agreement, dated May 14, 2018, among Sequans Communications S.A., The Bank of New York Mellon and owners and holders of American Depositary Shares (incorporated by reference from Exhibit 4.1 to the registrant’s Form 6-K filed November 16, 2020, File No. 001-35135).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).

4.3*	Form of Warrant Agreement (including form of Warrant).

4.4	Form of Warrant Agreement with Roth Capital Partners LLC.

5.1	Opinion of Orrick, Herrington & Sutcliffe (Europe) LLP.

23.1	Consent of Ernst & Young Audit, independent registered public accounting firm.

23.2	Consent of Orrick, Herrington & Sutcliffe (Europe) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included within signature page).

107	Filing Fee Table.
__________________
*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act, and incorporated herein by reference.
Item 10.    Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A)Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B (§ 230.430B of this chapter):
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(9)The undersigned registrant hereby further undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France, on the 25th of August, 2025
SEQUANS COMMUNICATIONS S.A.

By:	/s/ Dr. Georges Karam
Name: Dr. Georges Karam
Title: Chief Executive Officer and Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Georges Karam and Deborah Choate and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dr. Georges Karam	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 25, 2025
Dr. Georges Karam

/s/ Deborah Choate	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 25, 2025
Deborah Choate

/s/ Wesley Cummins	Director	August 25, 2025
Wesley Cummins

/s/ Yves Maitre	Director	August 25, 2025
Yves Maitre

/s/ Maria Marced	Director	August 25, 2025
Maria Marced

/s/ Richard Nottenburg	Director	August 25, 2025
Richard Nottenburg

/s/ Hubert de Pesquidoux	Director	August 25, 2025
Hubert de Pesquidoux

/s/ Jason Cohenour	Director	August 25, 2025
Jason Cohenour

/s/ Zvi Slonimsky	Director	August 25, 2025
Zvi Slonimsky

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sequans Communications S.A. has signed this registration statement or amendment thereto in the City of Dallas, State of Texas, on August 25, 2025.

By:	/s/ Nikhil Taluja
Name: Nikhil Taluja
Title: Authorized Representative in the United States